UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024 (November 22, 2024)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 465-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2024, CHS/Community Health Systems, Inc. (“CHS”), a wholly-owned subsidiary of Community Health Systems, Inc. (the “Company”), and certain wholly-owned subsidiaries of CHS (the “CHS Selling Entities”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Adventist Health System Sunbelt Healthcare Corporation and certain of its affiliates (collectively, the “Purchaser”). Pursuant to the Purchase Agreement, and subject to the terms and conditions set forth therein, Purchaser has agreed to (i) acquire substantially all of the assets, and assume certain liabilities, from the CHS Selling Entities related to ShorePoint Health Port Charlotte in Port Charlotte, Florida, (ii) acquire certain assets of ShorePoint Health Punta Gorda in Punta Gorda, Florida, and (iii) acquire certain ancillary businesses related to such facilities (the transactions contemplated by the Purchase Agreement, the “Transaction”). Due to the effects of Hurricanes Helene and Milton, the Punta Gorda hospital has indefinitely suspended inpatient operations.

The total purchase price payable by Purchaser to the CHS Selling Entities at the closing of the Transaction is $265 million, subject to adjustment based on closing net working capital and the amount of capital/finance leases assumed by the Purchaser. In addition, Section 1.9 of the Purchase Agreement provides that the purchase price may be reduced depending upon whether certain supplemental reimbursement programs are enacted or approved prior to the closing date or in certain future periods.

The Purchase Agreement contains various representations, warranties and covenants made by the parties. The Purchase Agreement also provides for indemnification by the parties with respect to breaches of representations, warranties and covenants by such parties, as well as with respect to certain other indemnifiable matters specified in the Purchase Agreement.

The closing of the Transaction is subject to the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement. Consummation of the Transaction is currently expected to occur in the first quarter of 2025.

The Purchase Agreement may be terminated by either party under certain circumstances set forth in the Purchase Agreement, including if the Transaction is not consummated on or before March 22, 2025.

The Purchase Agreement provides that, at closing, the parties, and/or their respective affiliates, would enter into certain ancillary agreements, including one or more transition services agreements (the "Transition Services Agreements"), under which an affiliate of the CHS Selling Entities would provide certain information technology and operational transition services to Purchaser for a period of time following the closing.

The foregoing summary of the Transaction and the terms and conditions of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may have been qualified in the Purchase Agreement by confidential disclosure schedules (which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement), may be subject to limitations and contractual risk allocation mechanisms agreed upon by the parties to the Purchase Agreement, and may be subject to standards of materiality that differ from what an investor may view as material, and thus should not be relied upon as necessarily reflecting the actual state of facts or conditions.

Item 8.01 Other Events.

On November 22, 2024, the Company issued a press release announcing the entry of the parties into the Purchase Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. These forward-looking statements are based on the Company’s current beliefs, understandings and expectations. These forward-looking statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include: (i) the parties to the Purchase Agreement may be unable to complete the Transaction in a timely manner or at all, because, among other reasons, conditions to the closing of the Transaction set forth in the Purchase Agreement may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the Transaction; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations; (v) the outcome of any legal proceedings to the extent initiated against the parties to the Purchase Agreement or otherwise related to the Transaction; (vi) post-closing risks related to the Transition Services Agreements and ancillary agreements to be entered into at closing as noted above; and (vii) the ability of the Company to execute on its strategy and achieve its goals and other expectations after completion of the Transaction, as well as the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2024, our Quarterly Report on Form 10-Q for the three months ended September 30, 2024, filed with the SEC on October 24, 2024, and the Company’s other filings with the SEC. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1

Asset Purchase Agreement, dated as of November 22, 2024, by and among CHS/Community Health Systems, Inc., certain subsidiaries of CHS/Community Health Systems, Inc., and Adventist Health System Sunbelt Healthcare Corporation and certain of its affiliates*

99.1	Community Health Systems, Inc. Press Release dated November 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish, on a supplemental basis, a copy of such omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date	November 22, 2024	By:	/s/ Tim L. Hingtgen
Tim L. Hingtgen Chief Executive Officer and Director (principal executive officer)